                                                                    EXHIBIT 10.3


                                PERTINENT DATES

                             GROUND LEASE AGREEMENT

                                1203  9TH STREET

                                                                                                                       DUE DATE
    * Lessee inspection for soils, feasibility, etc.                                                               July 6, 1988

    * Delivery of Building Plans to Lessor                                                                         July 6, 1988

    * Approval of Building Plans by Lessor                                                                        July 20, 1988

    * Removal of Spur Track                                                                           Upon Delivery of Premises

    Notification of Availability                                                                      Upon Delivery of Premises

    * Financing                                                                                                 October 31, 1988

    * Zoning and Building Permits                                                                               October 31, 1988

    Commencement of Construction                                                                                  Not later than
                                                                                                                January 1, 1989

    Completion of Construction                                                                                    Not later than
                                                                                                                January 1, 1990

    First Appraisal                                                                                                 June 6, 1993

    Second Appraisal                                                                                                June 6, 1998

    Third Appraisal                                                                                                 June 6, 2008

    Fourth Appraisal                                                                                                June 6, 2018

    Fifth Appraisal                                                                                                 June 6, 2028


    * These items may be extended for up to sixty (60) days, but not later than December 31, 1988, by providing ten (10) days written notice.

                             GROUND LEASE AGREEMENT


                              Dated June 6th, 1988


                                 By and Between


                              RANDALL LYLE STEELE

                                      and

                                  SUSAN STEELE

                                   as Lessor,

                                      and

                        STANISLAUS BREWING COMPANY INC.,

                                   as Lessee

                            BASIC GROUND LEASE TERMS


       This Lease is dated for reference purposes only this 6th day of June, 1988.

1. RENT PAYMENT ADDRESS:     Lessor:   RANDALL LYLE STEELE
            (PARAGRAPH 2 (D))          SUSAN STEELE
                                       442 Wayer Road
                                       Modesto, CA. 95351

2. PARTIES AND NOTICE        Lessor:   RANDALL LYLE STEELE
   ADDRESSES:                          SUSAN STEELE
            (PARAGRAPH 20)             442 Wayer Road
                                       Modesto, CA. 95351

                             Lessee:   STANISLAUS BREWING
                                       COMPANY, INC.,
                                       A California Corporation
                                       3454 Shoemake Drive
                                       Modesto, CA. 95351
                                       ATTENTION: Garith Helm

3. PREMISES:                 General Location:
                             1203 9th Street
                             Modesto, CA.

4. TERM:                     Fifty (50) years, beginning the
            (PARAGRAPH 1)    earlier of the Commencement Date as
                             defined or October 1, 1988.

5. RENT:                     Minimum Monthly Rent:
             (PARAGRAPH 2)   Commencement through 12th month:
                             Three Thousand and no/l00
                             Dollars ($3,000.00), thereafter
                             according to PARAGRAPH 2 (B)(1) and
                             (2).

6. USE:                      Commercial - Brewery, Restaurant, Pub
            (PARAGRAPH 8)    Combination.

7. CONTENTS:                 This Lease contains Pages 1 through
                             53, and Exhibit "A", "B", "C", "D-1,
                             and "D-2".

      The above terms are incorporated in this Lease as indicated above and referenced herein.


                                                        (i)

                                     INDEX

PARAGRAPH                                                                                                                   PAGE
        BASIC GROUND LEASE TERMS                                                                                            (i)

        DESCRIPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

 1.     TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

        A. Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
        B. Contingencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

             1. Feasibility, Soil, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             2. Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             3. Zoning and Building Permit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             4. Removal of Spur Track . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         C. Condition of the Premises Upon
            Commencement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         D. Early Occupation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         E. Delivery of the Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         F. Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

             1.  Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                 (a) Inspection Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (b) Executed Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . a
                 (c) Notification of
                     Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (d) Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (e) Zoning and Building Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (f) Removal of Spur Track  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (g) Extension of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

             2.  Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                 (a) Evidence of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

             3.  Receipt and Disbursement of
                 Funds; Escrow Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                 (a) Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (b) Prepaid Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (c) Cost of Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (d) Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

2 .    RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

       A. Minimum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       B. Rent Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

           1. Appraisals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
           2. Cost of Living Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

       C. Prepaid Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       D. Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

3.     LESSEE'S CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

       A. Building Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       B. Interior Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       C. Commencement of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       D. Completion Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

4.     TAXES AND ASSESSMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

       A. Real and Personal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       B. Payment in Installments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       C. Proration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       D. Contest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

5.     UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
6.     CONSTRUCTION OF BUILDINGS AND
       IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

       A. Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       B. Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       C. Removal Upon Expiration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       D. Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       E. Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       F. Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       G. No Liens or Charges; Bond
          Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       H. Notice of Completion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       I. City of Modesto Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

7.     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
8.     USE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

       A. Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       B. Acts Affecting Fire Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       C. Environmental Hazards and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       D. Lessee's Business Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

9.     DAMAGE AND DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
10.    ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

       A. Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       B. Consent of Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       C. "Reasonable" Factors to Withhold
           Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       D. Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

11.     DEFAULT AND REMEDIES OF THE LESSOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

       A. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       B. Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       C. Interest and Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       D. No Termination Without Election by
           the Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       E. Remedies Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       F. The Lessor's Right to Cure Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

12.    DEFAULT BY THE LESSOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
13.    TERMINATION OF LEASE; FORFEITURE OF
       PROPERTY; CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
14.    SURRENDER OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
15.    COSTS AND FEES OF LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
16.    CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
17.    ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
18.    QUIET ENJOYMENT AND WARRANTIES OF TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
19.    EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

       A. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       B. Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       C. Right to Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       D. Condemnation by Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       E. Early Delivery of Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

20.    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
21.    ENCUMBRANCE OF LEASEHOLD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

       A. Encumbrance Subject to Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       B. Lessor's Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       C. No Voluntary Surrender of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       D. Notification of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       E. No Prior Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       F. Deferral of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       G. Recorded Request for Notice of
           Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       H. No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       I. Delivery of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       J. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       K. Modification of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

22.    SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

       A. Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       B. Execution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

23.    RIGHT OF FIRST REFUSAL TO BUY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
24.    BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

       A. Time Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       B. Assumption; Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       C. Lessor's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       D. Assignment by Trustee;
           Payment to Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       E. Lessor's Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       F. Lessor's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

25.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

       A. Further Execution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       B. Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       C. Enforcement Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       D. Inurement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       E. Language of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       F. California Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       G. Table of Contents and Paragraph
            Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       H. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       I. Sublessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       J. Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       K. Waiver of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       L. Month-to-Month Tenancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       M. Covenants and Conditions of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       N. Right of Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       0. In the Event of a Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       P. Time is of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       0. Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       R. Waiver of California Code Sections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       S. Relationship of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       T. Preparation and Submissions of Draft  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       U. Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       V. Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

            Exhibit "A" Premises
            Exhibit "B" Plans & Specifications
            Exhibit "C" Parcel Map
            Exhibit "D-l" Letter from Sidney A. Israels
            Exhibit "D-2" Letter from Stan T. Yamamoto

                        GROUND LEASE

      THIS GROUND LEASE is made as of this 6th day of June, 1988, by and between RANDALL LYLE STEELE and SUSAN STEELE, Husband and Wife as community property, collectively as; ("Lessor") and STANISLAUS BREWING COMPANY, INC., A California Corporation as ("Lessee").

                         DESCRIPTION

      A. Lessor is the owner of that certain real property located in the City of Modesto, County of Stanislaus, State of California, more particularly described in Exhibit "A" attached hereto and made a part hereof, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto, but exclusive of any improvements now or hereafter located on the property (the "Premises")

      B. Lessor leases to Lessee and Lessee hires from Lessor, the Premises upon the following terms and conditions:

      1. TERM.

            A. Commencement Date. The Term of this Lease shall be the earlier of October 1, 1988, or that date that Lessor causes the Premises to become available by removing the current building, slab and asphalt and is able to deliver bare ground with stubbed utilities, at Lessor's cost, the current tenant vacating, and Lessor is reasonably assured that Lessee has obtained financing and satisfied the contingencies set forth below in Subparagraph B1 (the "Commencement Date"). Notwithstanding the fact that the Lease shall have commenced on the Commencement Date, in the event the contingencies set forth below in Subparagraph 1.B have not been satisfied within the times set forth therein, including any extensions, such contingencies shall be conclusively interpreted as conditions subsequent that were not satisfied and the Lease shall terminate and be of no further effect. Thereafter, neither Lessee nor Lessor shall have any obligation hereunder. The Escrow provided for in Paragraph 1.F. below shall terminate and any funds therein distributed according to the terms of the Lease. Lessor shall be entitled to keep any payments of rent received from Lessee prior to such termination, on account of Lessor's time and effort expended.

            B. Contingencies. This Lease is contingent upon Lessee being satisfied as to the following conditions within the periods of time proscribed:

                  (1) Feasibility, Soil, etc. The Lessee shall have the right to enter upon the Premises to inspect and conduct tests and investigations on the Premises for a period of thirty (30) days after the Execution Date (the "Inspection Period~) to determine for itself the fitness and suitability of the Premises for the purposes for which the Lessee intends to use the Premises. Such inspections, surveys, tests and investigations shall be at the sole cost and expense of the Lessee, and the Lessee shall indemnify and hold Lessor harmless from any claims resulting from such activities. Fitness and suitability shall include not only immediate availability to the Premises at its perimeter of sewerage, water, gas, electricity and telephone service adequate for the needs of the lessee as well as suitable soil conditions and zoning, but also governmental approval of entrances and exists, building and health permits, fire regulation requirements, environmental matters, including the nature and extent of hazardous materials present or near the Premises, toxic substance contamination, and labor considerations based upon the plans and specifications of the Lessee attached as Exhibit "B" ("the Plans"). The foregoing partial enumeration is in no way intended to limit the meaning of fitness and suitability of the Premises for the purposes and use of the Lessee of the Premises. Should the Lessee deem it necessary to apply or and obtain a building permit or other permits during the Inspection Period, then the Lessor agrees to reasonably cooperate in such efforts and to execute appropriate documents and allow such to be in the name of the Lessor, if necessary. In the event the Lessee should notify the Lessor on or before the end of the Inspection Period by an affirmative written notice of cancellation that it disapproves of the Premises for any reason, this Lease shall terminate and neither Party shall have any further obligation under this Lease. Absent an affirmative written notice of cancellation, this Lease shall commence upon the Commencement Date.

                 (2) Financing. No later than October 31, 1988, Lessee shall obtain funds required for the construction of improvements based upon plans and specifications as described in Subparagraph (3) below, either through the securities offering anticipated by the Lessee, personal financing, and/or through a leasehold permanent commitment from a Commercial Bank, Savings and Loan, Insurance Company, Real Estate Investment Trust, Mortgage Company or other lender reasonably approved by Lessor. If financing is obtained through an institutional lender, the loan shall not exceed the cost of improvements as reasonably approved by Lessor, including professional services directly related thereto, at an interest rate not exceeding the prevailing market rate for similar financing. Said commitment shall be for a permanent leasehold loan upon terms reasonably satisfactory to Lessor.

         In the event of a securities offering, Lessee shall hold Lessor harmless from all liability, losses, penalties, costs, expenses (including without limitation, attorneys' fees), causes of action, claims or judgments arising out of or related to said securities offering.

                 (3) Zoning and Building Permit. Lessee shall obtain suitable zoning and building permits based upon plans and specifications reasonably approved by Lessor no later than October 31, 1988. Lessor shall be provided the aforementioned plans and specifications no later than thirty (30) days from the Execution Date, and Lessor shall indicate its decision no later than fourteen (14) days thereafter. Lessor hereby agrees to cooperate with Lessee and any third party in granting or relocating such utility easements as are reasonably necessary to service the property as required by said plans and specifications.

                 (4) Removal of Spur Track. Lessor shall at Lessor's sole cost, remove the spur track adjoining the Southern Pacific or railway located to the west of the Premises.

         The aforedescribed contingency periods maybe extended for respective sixty (60) day periods, but in no event later than December 31, 1988. Either party may extend contingency periods by giving written notice to the other within ten (10) days of expiration a contingency period.

     C. Condition of the Premises Upon Commencement. The satisfaction of the aforedescribed contingency periods is an acknowledgment by the Lessee.to Lessor that Lessee accepts the Premises in its condition existing as of the Execution Date of this Lease and subject to all matters of record and to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises (including, but not limited to, the Occupational and Health Safety Act and Proposition 65 of the State of California).

      To the best of Lessors knowledge, there are none of the aforedescribed violations of any such law, ordinance or regulation however, Lessee acknowledges that except as expressly set forth in this Lease, neither the Lessor nor any agent of the Lessor has made any representation or warranty as to the condition of the Premises or the suitability of the Premises for the conduct of the business of the lessee or the use thereof allowed by this Lease. The execution of this Lease by the Lessee shall constitute the acknowledgment by the Lessee that the Premises are in good condition and that the Lessee accepts the Premises in its current "As Is" condition.

      In addition, the Lessee acknowledges having had an adequate and independent opportunity, at its sole option, cost and expense, to undertake an investigation of the Premises to determine the nature and extent of any hazardous materials, substances or conditions present at, on or near the Premises. Lessor represents and warrants to the best of Lessor's knowledge that as of the date of this Lease there are no hazardous materials, substances or conditions present at, on or near the Premises that would adversely impact the Lessees' ability to use the Premises as expressed herein. The Lessee warrants that it is leasing the Premises with the full satisfaction that there are no violations of applicable federal, state or local ordinances, statutes or regulations and no hazardous materials, substances or conditions at, on or about the Premises. The Lessee acknowledges that it has leased the premises from the Lessor without any form of warranty, except as otherwise set forth herein, from the Lessor with regard to the existence of or absence of knowledge on the part of the Lessor of the existence of any hazardous materials, substances or conditions at, on or about the Premises. The Lessee accepts the Premises in its current "As Is" condition, subject to the removal of the building by Lessor as set forth in paragraph 1.

                 D. Early Occupation. In the event that the Lessor shall permit the Lessee to occupy the Premises prior to the Commencement Date of the Term, such occupancy shall be subject to all the provisions of this Lease. Such early occupancy shall not advance the termination date of the Term set forth as applicable herein.

                 E. Delivery of the Premises. The Lessor shall deliver to the Lessee possession of the Premises on the Commencement Date.

                 F. Escrow. An Escrow has been opened with Ticor Title Company, 1207 "I" Street, Modesto, CA. 95354, Attention: Gail L. Brickley, who shall act as the assigned Escrow Holder herein for expediting the following conditions subsequent. Failure to satisfy such conditions shall result in termination of this Lease as described in Paragraph 1.A:

                  (I) Satisfaction of Conditions.

                        (a) Inspection Period. Lessee shall provide written
                  indication to the Escrow Holder of the fitness and suitability of the Premises pursuant to Paragraph I. B. (1) of the Lease, within thirty (30) days of execution of said Lease.

                        (b) Executed Lease. within five (5) days of execution,
                  Lessor shall deliver to the Escrow Holder, an.executed copy of this Lease.

                        (c) Notification of Availability.  Lessor shall notify
                  Escrow Holder upon the date Lessor is able to deliver bare ground with stubbed utilities.

                        (d) Financing. Lessee shall provide to the Escrow
                  Holder, evidence of financing satisfactory to Lessor no later than October 31, 1988, pursuant to Paragraph 1. B (2) of the Lease.

                        (e) Zoning and Building Permits.  Lessee shall obtain
                  suitable zoning and building permits based on plans and specifications approved by Lessor, no later than October 31, 1988, pursuant to Paragraph 1. B.
                           (3) of the Lease.

                                  (f) Removal of Spur Track. Lessor shall
                           remove the spur track prior to the Commencement Date pursuant to Paragraph 1. B. (4) of the Lease. Lessor shall notify Escrow Holder upon completion of the spur track removal.

                                  (g) Extension of Conditions. The
                           aforementioned conditions may be extended upon written notification from either party, not less than ten (10) days prior to the expiration of a condition. However, conditions may be extended no later than December 31, 1988.

                           (2) Delivery of Documents.

                                  (a) Evidence of Insurance. Lessee shall
                           provide Escrow Holder for the benefit of Lessor, certificates or evidence of adequate insurance prior to the satisfaction of the contingencies described herein and thereafter in accordance with Paragraph 7 of the Lease.

                           (3) Receipt and Disbursement of Funds; Escrow Costs.

                                  (a) Commissions. Commissions payable in
                           accordance with Paragraph 25. U. shall be payable through Escrow Holder by Lessor.

                                  (b) Prepaid Rent. Prepaid rent payable in
                           accordance with Paragraph 2. C. shall be disbursed to Lessor through Escrow Holder upon Commencement Date.

                                  (c) Cost of Escrow. The cost of Escrow
                           shall be shared equally between Lessor and Lessee. The cost of said escrow is estimated at $570.00; this figure is for estimation purposes only, final cost may vary.

                                  (d) Title Insurance. In the event that Lessee
                          desires to obtain a Leasehold Policy of Title Insurance, this Escrow shall not be contingent on same, but may be obtained at Lessee's sole cost and expense.

      Each party shall execute additional instructions and documents as required by the Escrow Holder for the purpose of expediting the conditions and additional documentation required as outlined in the preceding paragraphs.

      2.  RENT.

           A. Minimum. For the use and occupancy of the Premises, the Lessee agrees to pay to the Lessor rent ("Rent"). On an annualized basis, Rent shall initially be the sum of Thirty-Six Thousand And No/100 Dollars ($36,000.00). All Rent shall be payable monthly (the Monthly Rental"). The Monthly Rental shall initially be in the sum of Three Thousand And No/100 Dollars ($3,000.00). Rent shall be adjusted upward (and not downward) in accordance with the provisions of Subparagraph 3 B. Monthly Rent shall be payable on the first day of each and every month commencing on the Commencement Date (unless the Commencement Date is not the first of a month, in which event the first payment of Monthly Rent shall be payable no later than the Commencement Date with the sum due for Monthly Rent for the fractional month to be prorated on the basis of a thirty (30) day month.

            B. Rent Adjustments. Throughout the Term, the initial Rent specified in Subparagraph 3A of this Lease shall be adjusted upward in accordance with the provisions of this Subparagraph.

                  (1) Appraisals. In addition to the minimum monthly rent and the CPI Adjustments set forth herein, appraisals shall be conducted for each adjustment year commencing on the fifth (5th) year and upon the tenth (10th), twentieth (20th), thirtieth (30th) and fortieth (40th) years of this Lease to determine the then current market value of the Land excluding the value of any improvements thereon, as of the date of the Commencement Date of the respective adjustment year. After such determination is made, the minimum annual rental amount shall be based on no less than twelve percent (12%) of the appraisal amount. However, in no event shall the minimum monthly rent be less than that set forth herein for each appraisal year.

                          (a) Appraisals shall be conducted no less than ninety
                 (90) days prior to the sixtieth (60th), one hundred twentieth (120th), two hundred fortieth (240th), three hundred sixtieth (360th) and four hundred eightieth (480th) months ("Appraisal Date" herein)

                          (b) The method for selecting the appraiser(s) shall
                 be as follows:

                                (i) Upon agreement of a single appraiser, the
                          appraisal shall he conducted by that appraiser. The fee for such appraiser shall be paid by the Lessor.

                                (ii) Any appraiser selected under this
                          provision shall have M.A.I. credentials or their equivalent, be reasonably qualified and demonstrate familiarity to appraise similar properties in the San Joaquin Valley. All appraisals shall be based on the then current usage of the property.

                                (iii) If Lessor and Lessee cannot agree on a
                          single appraiser, Lessor and Lessee shall each employ an appraiser and shall each be responsible for the payment of the appraisal fee to their respective appraiser. Upon review of the appraisal reports provided by both appraisers, Lessor and Lessee shall utilize the mid point of the appraisals to determine the new minimum monthly rental amount.

                                (iv) If Lessor and Lessee further disagree,
                           they shall allow the two appraisers selected in subparagraph (iii) above to select an independent third party appraiser to conduct an additional appraisal. If the Lessor and Lessee can agree on two of the three appraisals, those two reports may be used to determine the minimum monthly rental amount. If no agreement is made, then the mid point of the three appraisal reports shall be used to determine the new minimum monthly rental amount. The fee for this third party appraisal shall be shared equally between Lessor and Lessee.

                               In no event shall this appraisal amount be
                           determined later than the respective appraisal year. Any delay shall nevertheless at Lessor's option permit a retroactive payment of any rental increase to the date that the appraisal should have been completed for the respective appraisal year.

                 (2) Cost of Living Adjustment. In addition any appraisal adjustment described in Paragraph 1 above, the basic annual rent shall be adjusted every twelve (12) months of the term of the Lease, including any extensions, by the percentage change that occurs in the Consumer Price Index, All Urban Consumers, for the San Francisco-Oakland region, All Items (1984=100 base), as published by the Bureau of labor Statistics, U.S. Department of Labor. Accordingly, the Consumer Price Index average figure for the year preceding the Commencement Date ("Commencement Index") shall be divided into the Consumer Price Index figure for the year preceding the anniversary date ("Anniversary Index") and said quotient shall be multiplied by the minimum monthly rent. The result then becomes the minimum monthly rent.

           However, in no event shall the minimum monthly rent be less than that set forth herein, nor shall any increase by reason of this CPI Rent Adjustment be greater than five percent (5%) on any twelve (12) month period per year. The above is expressed by a formula as follows:

           Anniversary Index  x  Minimum Monthly Rent
           Commencement Index

            As an illustration of the application of the above formula, assume for the purpose of this illustration that the Anniversary Index for the fourth year Adjustment Date is 130, and the Commencement Index is 100. Base rental is given at $3,000.00. The minimum monthly rent to be carried forward to the next Adjustment Date would he determined as follows

            130 x 3,000 (1.30 x 3,000) = $3,900.00
            100

            However, due to the limitation of five percent (5%) per year the actual adjusted rent to be carried forward to the next Adjustment Date would be $3,600.00 (1.20 x 3,000).

            If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same results as would be obtained if the Index had not been discontinued or revised.

            C. Pre aid Rent. In accordance with the terms of Subparagraph A, Rent is prepaid and non-refundable for the ensuing two (2) months. Accordingly, no later than the Commencement Date, the Lessee shall pay to the Lessor the sum of Six Thousand And No/100 Dollars ($6,000.00) for the first two (2) months of the Term.

            D. Manner of Payment. The monthly installment payable pursuant to this Paragraph 2 shall be paid to Lessor, at 442 Weyer Road, Modesto, CA. 95351, or at any other address Lessor may from time to time provide Lessee for this purpose.

        3. LESSEE'S CONSTRUCTION.

           A. Building Construction. The Lessee agrees to and shall have constructed on the Premises the building in accordance with the plans heretofore agreed to by the parties. The Lessee shall bear the entire expense of Lessee's construction improvements ("Lessee's Improvements" herein).

           B. Interior Improvements. In addition to the construction of the building, the Lessee agrees to and shall have constructed at Lessee's sole cost and expense within interior improvements to the building in accordance with and shall equip the building and/or affix thereto the equipment and fixtures called for by the plans.

           C. Commencement of Construction. The Lessee shall cause construction (to include non-building activities, e.g., engineering) of the Lessee's Improvements to be commenced as soon as practicable, but in no event, later than January 1, 1989, and shall cause construction thereof to be diligently prosecuted to completion. The Lessee shall as soon as practicable (and, if practicable, prior to completion of the Lessee's Improvements) commence the interior improvements and shall cause said construction to be diligently prosecuted to completion.

           D. Completion Date. Subject to material shortages, labor shortages, strikes, lockouts, boycotts, other labor disruptions, delays by contractors or subcontractors, governmental actions, war, riot, insurrection, rebellion, act of God, fire, reasonable control of the Lessee, the Lessee's Improvements shall be completed on or before January 1, 1990. Subject to the same limitations, the Lessee shall cause the Interior Improvements to be completed within two (2) weeks of completion of the Lessee's Improvements.

      4. TAXES AND ASSESSMENTS.

           A. Real and Personal. In addition to the amounts of money due as Rent under this Lease, the Lessee shall pay to Lessor the real property taxes imposed on the Premises, and the Lessee's exterior and interior improvements. Payment of these taxes is to be made to Lessor upon demand and before this tax is to become delinquent.

                 As used herein the term "real property taxes" shall include any form of real estate tax or assessment, general special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond(s), levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor or Lessee in the Premises, as against Lessor's right to rent or any income therefrom, and as against Lessor's business of leasing the Premises. Lessee shall pay any assessments associated with the obtaining a building permit or conditional thereto. The term "real property taxes" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within the definition of "real property tax" or
(ii) the nature of which was hereinbefore included within the definition of "real property taxes."

                 B. Payment in Installments. If the right is given to pay either in one sum or in installments, the Lessee may elect either mode of payment and its election shall be binding upon the Lessor. If by making such election to pay in installments, any of the installments shall be payable after the termination of the Initial Term or an Extended Term or any extension thereof, such unpaid installment shall be prorated as of the date of termination and any amounts payable after the date of termination shall be paid by the Lessor.

                 C. Proration. All taxes, assessments, levies and charges payable under this Paragraph shall be prorated at the Commencement Date and upon termination of this Lease. For taxes paid by the Lessor prior to the Commencement Date, the Lessee shall within ten (10) days of demand by the Lessor pay its proportionate share thereof.

                 D. Contest. If the Lessee in good faith should desire to contest the validity of amount of any tax, assessment, levy or governmental charge herein agreed to be paid by the Lessee, the Lessee shall be permitted to do so and to defer the payment thereof to the extent of the tax that is being contested in validity or amount until final determination of the contest and Lessor will cooperate in all reasonable ways in respect to Lessees' tax contest or appeal, if, but only if, the Lessee shall have given to the Lessor at least fifteen (15) days written notice of the desire to the Lessee to contest the tax, assessment, levy or governmental charge and upon protecting the Lessor by good and sufficient surety bond against such tax, assessment, levy or governmental charge and from any costs, liability or damage arising out of such contest.

         5. UTILITIES. The lessee shall make all arrangements for and pay for all utilities an services furnished to or utilized by it at or for the benefit of the Premises, including, but not limited to, gas, water, electricity, telephone service, and trash. The Lessee shall be responsible for any and all connection charges and deposits which utility and service providers may require. In all cases wherever possible, there shall be separate meters installed for the utilities which are furnished to the Lessee.

         The Lessee hereby represents that it is leasing the Premises with a full understanding of and having had an ample opportunity to reasonably investigate that all utilities, including, but not limited to, water, sewer, gas, electricity and telephone are property installed to and available at the boundaries of the Premises and that upon completion of the building in conformance with the agreed Plans, the utility services will meet the needs of the Lessee, and that if not, the utility service(s) to meet its needs and that of its commercial venture.

         6.      CONSTRUCTION OF BUILDINGS AND IMPROVEMENTS.

                 A. Legal Compliance. Lessee agrees that any building or buildings that may be constructed on the Premises prior to and during the term of this Lease shall comply with and be constructed in accordance with all existing building ordinances and any other laws or municipal, state, federal or other governmental regulations or orders applicable thereto. Lessee may at any time and from time to time construct improvements and/or remodel the improvements then located on the Premises, or raze any improvements then located thereon for the purpose of constructing new improvements having a value at least equivalent to the improvements razed. Any improvements shall be commenced and completed, under direction of a licensed contractor, with all due diligence after commencement and after the razing of any existing improvements, where necessary, subject, however, to delays occasioned by strikes, lockouts, acts of God, governmental restrictions, or any other causes of any description that are beyond the control of Lessee.

                 B. Title. All buildings and other improvements hereinafter constructed upon the Premises shall become subject to this Lease, but title thereto shall remain in the Lessee until the expiration or sooner termination of the term of this Lease, at which time any building and other improvements then remaining upon the Premises shall become and be the property of Lessor.

                 C. Removal Upon Expiration. At the expiration of the term of this Lease, provided Lessee is not then in default, Lessee shall have the right to remove any or all trade fixtures, provided all resultant injuries to the Premises and remaining improvements are remedied.

                 D. Maintenance. Lessee covenants and agrees, at its own cost and expense, to keep any improvements located on the

Premises, including the roofs, sidewalks, and any and all appurtenances, in good condition and repair except for ordinary wear and tear during the entire term of this Lease except as provided in Paragraph 7 hereof, it being expressly understood and agreed that Lessor is not to be called upon to make any expenditure whatsoever, on account of any improvements, alterations, renewals, modifications, additions or changes to any improvements on the Premises, abutting sidewalks, or appurtenances. In the event Lessee fails to perform any of its covenants in this Paragraph or in Paragraph 7 and, if by doing so such failure may be corrected, Lessor may, but shall not be required to, after at least thirty (30) days' written notice to Lessee and the failure of Lessee to correct such failure within such time, enter the Premises, or direct others to do so, to correct such failure and Lessor's reasonable costs thereto shall be due and payable as additional rent together with the next regular monthly rent payable after Lessor incurs such cost; provided, however, that if the matter involved may not be corrected within such time it shall be adequate for Lessee to begin such correction within such time and complete the same thereafter with due diligence.

                 E. Alterations. So long as this Lease is in effect, Lessee shall have the right to make alterations, improvements, additions or repairs to any improvement on the premises, at any time, provided that the improvement will not be weakened by reason thereof and that any such alteration shall not diminish the value of the improvements on the Premises. All of such work shall be performed in accordance with ordinances, laws, regulations and orders, as provided for new buildings, and in a good and workmanlike manner.

                 F. Notice. Lessee agrees to give Lessor not less than ten (10) days notice in writing of Lessee's intention to construct any improvements on the real property demised hereunder and/or to perform any work of alteration, improvement, addition or repair to any building located on the Premises prior to commencing any such work so that Lessor may post a notice of non-responsibility.

                 G. No Liens or Charges; Bond Requirement. At all times during the term of this Lease, Lessee shall keep the Premises and improvements free and clear of mechanics liens and other liens for labor, service, supplies, equipment or materials supplied to Lessee. Lessee will at all times fully pay and discharge and wholly protect and save harmless Lessor and the Premises and improvements against any and all demands or claims, and against all attorneys' fees and costs and any and all expenses, damages or outlays which may or might be incurred by Lessor or Lessee by reason of, or on account of, any such liens or claims. Should Lessee fail to pay off and fully discharge any such liens or claims within forty-five (45) days after written notice form Lessor of the existence of such a lien or claim, Lessor shall have the right, at Lessor's option, to require Lessee to furnish the bond described in Section 3143 of the California Civil Code (or any comparable statute hereafter enacted for providing a bond freeing the Premises from the effect of such a lien claim) equal to one and one-half (1 1/2) times the total estimated costs of improvement. In the event Lessee does not furnish such a bond after written request from Lessor, and final judgment has been rendered against Lessee by a court of competent jurisdiction for the foreclosure of such lien or clam and Lessee fails to stay the judgment by lawful means or pay the judgment, or otherwise discharge, stay or present the execution of any such judgment or lien or both.

         Lessee agrees to repay the Lessor and to reimburse Lessor for all monies which Lessor may pay out in discharge of any such claims, liens or judgment, and for all reasonable attorneys' fees, costs and expenses which may be incurred by Lessor by reasons of, or in account of, any of the same, with interest at the annual rate of two percentage points above the prime rate, but in no event greater than the highest rate then legally permitted from the time of payment by Lessor until repaid by Lessee to Lessor; and all such sums of money shall be repaid by Lessee to Lessor on or before the first day of the next calendar month after such payment by Lessor.

                 H. Notice of Completion. On completion of any substantial work of improvement during the term, Lessee shall file or cause to be filed a valid notice of completion. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to file the notice of completion on Lessee's failure to do so after the work of improvement has been substantially completed.

                 I. City of Modesto Requirements. Lessee assumes full responsibility for completion of curbs, gutters and sidewalks pursuant to the Parcel Map attached hereto as Exhibit "C." To the extent Lessee's building or wall does not satisfy the so-called "firewall" requirements pursuant to those letters from Attorney Sidney A. Israels and City Attorney Stanley Yamamoto dated December 30, 1987, and January 6, 1988, respectively, and attached hereto as Exhibit "D-1" and "D-2" respectively, such "firewall" requirements shall be satisfied by Lessor. However, Lessee shall use reasonable best efforts to satisfy said "firewall" requirement.

         7. INSURANCE. Lessee shall, throughout the term of this Lease, procure and maintain Comprehensive General Liability insurance insuring Lessor and Lessee as named co-insureds against any and all claims and liability of personal injury, death, or property damage occurring upon or about the Premises and or its improvements and appurtenances, including elevators (when and if there are elevators on the premises) and sidewalks abutting the Premises, in the amount of One Million Dollars ($1,000,000) combined single limit for injury or death to any one person or persons or damages to property.

         Throughout the terms of this Lease, Lessee shall keep all improvements located on the Premises insured against loss or damage by fire and other risks commonly covered for commercial structures. The amount of the insurance shall be not less than one hundred percent (100%) of the then actual replacement cost, excluding architect's and engineers' fees and costs of replacing excavations and foundations but without deduction for depreciation (the "Full Insurable Value"). The Full Insurable Value shall be determined from time to time, not more frequently than at one (1) year intervals, by an appraisal made in accordance with the rules and regulations and/or practice of any board of underwriters, or like board or body, recognized and accepted by the insurance company or companies writing such insurance.

         The insurance policies provided for in this Paragraph against loss or damage by fire shall insure Lessor and Lessee as named co-insureds and the mortgagee, if any, of the fee and the mortgagee, if any, of the Leasehold (provided that any mortgagee included in such insurance agrees to use the proceeds thereof in conformity with this Lease), as their interests may appear.

         The policies required by this Paragraph shall be at the cost and expense of Lessee. Lessee agrees to pay the premiums for all insurance required hereunder in annual or lesser installments as Lessee and the applicable insurance company may deem appropriate. Lessee shall deliver policies or duplicates thereof or certificates therefor to Lessor. If Lessee fails to effect, maintain or renew any required insurance or to pay the premiums therefor, then Lessor, at its option (but without obligation to do so), may procure such insurance, and any sums expended by it for such insurance shall be repaid by Lessee to Lessor on the first day of the next calendar month after payment by Lessor, together with interest at the annual rate of two (2) points above the preferred commercial or prime rate charged to Wells Fargo Bank customers, but in no event greater than the highest rate then legally permitted, from the date of payment by Lessor until paid by Lessee. Any failure of Lessee to repay the same shall carry with it the same consequence as failure to pay an installment of rental.

         To the extent obtainable each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give Lessor thirty (30) days' written notice before the policy or policies in question shall be materially altered or cancelled.

         Neither Lessor nor Lessee shall carry separate insurance, concurrent in form or contributing in the event of loss with any insurance required to be furnished by Lessee under this Paragraph, unless both Lessor and Lessee are included therein as the insureds, with loss payable as provided in this Lease.

         All policies provided for in this Paragraph may be by separate insurance or included in blanket policies of Lessee or the parents, subsidiaries or affiliates of Lessee.

         The insurance policies provided for in this Paragraph against loss or damage by fire shall be made payable to any bank doing business in Stanislaus County, California, selected from time to time as trustee by Lessee should said loss or damage equal or exceed Twenty-Five Thousand Dollars ($25,000); and disposition of the recoveries thereon shall be subject to the restrictions and shall be made as hereinafter provided for in this Lease. In the event of the resignation of any such trustee, such trustee shall file an accounting of the assets held hereunder with the parties hereto and shall deliver any trust assets held hereunder to such bank as is selected by Lessee as the successor trustee.

         Any coverage minimums, the deductible and the minimum amount of proceeds payable to the trustee set forth in this Paragraph or elsewhere in this Lease may at Lessor's option be increased to the extent so advised in the reasonable judgment of Lessor's independent insurance broker at the beginning of the fifth, and at the beginning of each five year period thereafter throughout the term of this Lease.

         Subject to the replacement cost provision herein, so long as the applicable policy is not affected and the cost thereof is not increased thereby, each of the parties hereto waives its entire right of recovery against the other for any damages caused by an occurrence insured against by such party and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy.

         8.      USE OF PREMISES.

                 A.       Compliance with Laws.    Lessee may use the Premises
for commercial purpose, specifically for a Brewery, Restaurant, Pub, or any combination thereof, or other commercial usage, reasonably approved by Lessor, allowed under the applicable zoning ordinance for the Premises. Lessee will not use nor knowingly permit any person to use or occupy in any manner whatsoever the Premises or any improvement thereon, or any part thereof, for any extra hazardous purpose, nor for any purpose nor in any manner or use in violation of any law or ordinance or of any governmental, political or military order or regulation.

         Lessee agrees to conform to all laws and ordinances and all orders and regulations of any and every legal, governmental or military board, body, commission or officer relating to, affecting or controlling the construction, reconstruction, replacement, changes in construction of, repair, maintenance, condition, equipment, protection, occupancy or use of any and every building, structure or improvement that may be, or that may be placed or maintained upon the Premises, or relating to, affecting or controlling the improvement, occupancy, use or condition of, or any work or operation in or upon the Premises, or any sidewalk or street surrounding or adjoining the Premises. Lessee agrees to pay and discharge, and to keep the Lessor and the Premises and any improvement thereon, free and harmless from any fine, penalty, or other change incurred for violation of any law, order, ordinance or regulation.

         Lessee shall have the right to contest by appropriate legal proceedings or in such other lawful manner as Lessee may deem suitable in the name of Lessee or Lessor, or both, but without cost or expense to Lessor, the validity of any law, ordinance, certificate, order, rule, regulation or requirement of the type referred to in this Paragraph. If compliance may legally be held in abeyance without incurring any lien, charge or liability of any kind against the Premises or the improvements thereon or any interest of Lessor or Lessee therein, and without subjecting Lessor to any liability, civil or criminal, Lessee may postpone compliance therewith until the final determination of any contest, provided that all such proceedings shall be prosecuted with all due diligence and dispatch. Provided the same shall be without cost or expense to Lessor, Lessor agrees he will cooperate with Lessee in any such contest. If Lessee shall initiate or carry on any such contest in the name of Lessor, or of Lessor and Lessee, Lessee shall advise Lessor in writing not less than five (5) days before initiating such contest, and shall give full details as to the tribunal in which the contest is to be filed, the laws, ordinances, certificate, order, ruling, regulation or requirement contested, and such additional data as Lessor may require. If any lien, charge or civil liability, but not criminal liability, is incurred by reason of non-compliance, Lessee may still proceed with such contest if Lessee furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such non-compliance or delay therein, and prosecutes the contest with due diligence and dispatch.

                 B. Acts Affecting Fire Insurance. The Lessee shall not do or permit anything to be done in, on or about the Premises or bring or keep anything therein which will an any way increase the rate of fire insurance upon the building or any of its contents. The Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting structural changes not related to the Lessee's Improvements or the Interior Improvements.

                 C. Environmental Hazards and Compliance. The Lessee, at its sole cost and expense, agrees to comply with all federal, state and local laws, rules and regulations now in force or which may hereafter be in force which deal with the handling, control, discharge and disposition of hazardous waste, material and substances (as such are defined from time to time in the federal, state and local laws, rules and regulations. Specifically, without subtracting from the generality of the foregoing, the Lessee agrees to comply with the language of Proposition 65 of the State of California, which in part provides as follows, "No person in the course of doing business shall knowingly discharge or release a chemical known to the state to cause cancer or reproductive toxicity into water or onto or into land where such chemical passes or probably will pass into any source of water......"

         Upon the expiration of this Lease, the Landlord shall be the sole cost and expense of the Lessee, have the Premises surveyed for the presence of hazardous waste, material and substances. Any and all hazardous waste, material and substances discovered at, upon or about the Premises which the survey develops shall, at the sole cost and expense of the lessee, be removed and disposed of in accordance with the requirements of the federal, state or local governmental agency in charge thereof. During the period of cleanup, if the Premises cannot then be offered by the Lessor for reletting under applicable federal, state or local statutes, ordinances or regulations, the Lessee shall continue to pay to the Lessor Rent and any and all other expenses which are the responsibility of the Lessee under this Lease.

         The Lessee shall indemnify and hold the Lessor and its directors, officers, and employees harmless from and defend the Lessor against any and all claims or liability for injury or damage to any person or property whatsoever arising from all matters related to hazardous waste, material and substances.

                 D.       Lessee's Business Operation.      The Lessee hereby
agrees that the Lessor shall not be liable for injury to the business of the Lessee or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of the Lessee, the Lessee's employees, invitees, customers or other person in, on or about the Premises, nor shall the Lessor be liable for injury to the person of the Lessee, the Lessee's employees, invitees, customers or any other person in, on or about the Premises, either such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising in, on or about the Premises or the building or the overall parcel, or from other sources or places and regardless of whether the cause of such damage or injury to the means of repairing the same is accessible to the Lessee. The Lessor shall not be exempt from liability for its negligence or the negligence of its employees.

         The Lessee shall indemnify and hold the Lessor harmless from and defend the Lessor against any and all claims or liability for injury or damage to any person or property whatsoever arising from the use by the Lessee of the Premises, or from the conduct of the Lessee's business, or from any work, activity or things done, permitted or suffered by the Lessee in, on or about the Premises or elsewhere. The Lessee shall further indemnify the Lessor and hold the Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on the part of the Lessee to be performed under the terms of this Lease, or arising from the negligence or willful acts of the Lessee, or any of the Lessee's agents and employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim. As a material part of the consideration to the Lessor in entering this Lease, the Lessee hereby assumes all risk of damage to the Premises, the building and the overall parcel, other property (both real and personal) or injury to persons in, on or about the Premises from any cause, and the Lessee hereby waives all claims in respect thereof against the Lessor, except for any claim arising out of the sole negligence of the Lessor.

         9.      DAMAGE AND DESTRUCTION.   If at any time during the term of
this Lease any improvement on the Premises is damaged or destroyed by fire, act of God, earthquake or the elements, or public enemies, other casualty, Lessee shall repair the improvement or replace it as follows: If the damage is partial and can be repaired under the then existing building ordinances of the applicable jurisdiction or the building laws of the State of California, Lessee shall repair the improvement at Lessee's own cost and expense. If the damage to the improvement cannot be repaired, or if the improvement is totally destroyed, Lessee shall replace the improvement so irreparably damaged or totally destroyed with another improvement of equal value. If the damage or destruction is covered by insurance then a reasonable period of time shall be allowed to adjust the claim against the insurance company before Lessee is required to begin the work of repair or replacement. All of the work provided for in this paragraph shall be in conformity with all ordinances, laws, regulations and orders, as provided for a new building in Section 7 hereof.

         Subject to Lessees' obligations to Lessees' leasehold lender, all recoveries upon any insurance policies required or permitted under Paragraph 7 shall be applied toward the work of repair and/or replacement, and any excess funds shall be payable to Lessee.

         In the event that such damage or destruction to any improvement on the Premises exceeds twenty-five percent (25%) of the replacement cost (excluding architectural and engineering fees, foundation and excavation), Lessee shall have the option of repairing the Premises or returning the Premises to a "broom clean" condition, provided such damage or destruction occurs during the last three (3) years of the term of this Lease, Lessee may upon at least thirty (30) days' prior written notice to Lessor terminate this Lease as to such improvement, together with such immediately adjacent land thereunder as is reasonably necessary for the comfortable use and occupancy, free and clear of all tenancies. In such event (i) all insurance proceeds not used for repair or restoration of any portion of the Premises not terminated shall be paid to Lessor, (ii) rent under this Lease shall be reduced as of the date of termination in the proportion that the square footage of the land so terminated bears to the square footage of the entire land initially demised hereunder and shall be prorated, (iii) all costs and expenses relating to the terminated land and building shall be prorated as of termination and Lessee shall thereafter cease to have any obligation therefor, and (iv) the parties shall exchange among themselves easements and such other instruments as shall be reasonably necessary to assure that all buildings on the Premises (including the terminated portion) retain the same parking, utilities, access and similar rights and privileges as they enjoyed prior to such termination. In the event of a dispute under any of the provisions of this final paragraph of Paragraph 9, the matter shall be determined by arbitration.

         10.     ASSIGNMENT AND SUBLETTING.

                 A.       Purpose.         The purpose of this Lease is to
transfer possession of the premises to Lessee for Lessee's use in return for certain benefits including rent to be transferred to the Lessor. The essence of this Lease agreement then is the transfer of possession of the premises to Lessee for its personal use and payment of money and other consideration by Lessee for this transfer by Lessor. The Lessee's right to assign or sublet as stated in this Paragraph is subsidiary and incidental to the underlying purpose hereof. Lessee acknowledges that it has entered into this Lease in order to acquire the premises for its own personal use and has not entered into this lease for the purpose of obtaining the right to convey the leasehold to others. The terms "assignment" or "subletting" as used herein shall include any transfer of possession or of a contingent right of possession, including without limitation, any agency, franchise or management agreement amounting in terms to a "net lease" or complete abdication and assignment of Lessee's legal responsibility, and excluding any mortgage or hypothecation pursuant to Lessee's lender's requirements and subject to the requirements of this Lease.

                 B.       Consent of Lessor.       Lessee shall not assign this
Lease or any interest therein, and shall not sublet the said Leased premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servant of Lessee excepted) to occupy or use the said leased premises, or any portion thereof, without the reasonable written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignments, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, at the option of the Lessor. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor.

                 C. "Reasonable" Factors to Withhold Consent. The consent of the Lessor to an assignment or sublet may not be unreasonably withheld, provided, should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

                          (1) In the event of a sublease that the Lessee has virtually assigned and/or completely abrogated its legal responsibility under this Lease.

                          (2) That the proposed use is different from assignor's use of the Premises and such proposed use diminishes the value of the Premises.

                          (3) That the financial capacity of the proposed assignee is less than that of Lessee herein, or if greater than Lessee, it is otherwise financially inadequate.

                 D. Conditions. Notwithstanding the foregoing, the following conditions shall apply to any proposed assignment or sublease hereunder:

                          (1) Each and every covenant, condition or obligation imposed on Lessee by this lease and each and every right, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such sublease;

                          (2) Any sums of money, or other consideration received by Lessee as a result of such subletting or assignment, including bonuses, key money, or the like (except rental or other payments received which are attributable to the amortization for the cost of leasehold improvements performed at the expense of the Lessee herein) which shall exceed, in the aggregate, the total sums which Lessee is obligated to pay Lessor under this Lease, or the prorated portion thereof if the premises subleased or assigned is less than the entire premises, shall be payable to Lessor as additional rental under this lease without affecting or reducing any other obligation of the Lessee hereunder;

                          (3) If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within this Paragraph;

                          (4) Lessee shall reimburse Lessor as additional rent for Lessor's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Lessee's interest in and to the premises said costs and fees are subject to arbitration; and

                          (5) No subletting even with the consent of Lessor shall relieve Lessee of its primary obligation to pay the rent and perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any subletting.

         11.     DEFAULT AND REMEDIES OF THE LESSOR.

                 A.       Events of Default.       The occurrence of any one or
more of the following events ("Events of Default") shall constitute a breach of this Lease by the Lessee:

                          (1) If the Lessee shall fail to pay any Rent when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after the same becomes due and payable;

                          (2) If the Lessee shall fail to obtain or maintain any of the several policies of insurance which are required of it by this Lease;

                          (3) The failure of the Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Lessee, other than those described in Sub-Subparagraphs (1), (2), and (3) above, if such failure continues for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee; provided, however, that if the nature of the Lessee's failure is such that more than thirty (30) days are reasonably required for its cure, then the Lessee shall commence such cure with the thirty (30) day period and thereafter diligently prosecute such cure to completion;

                          (4) If the Lessee (i) shall make a general assignment for the benefit of creditors, or (ii) shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or (iii) shall file an answer admitting or shall fail reasonably to contest the material allegations of a petition filed against it in any such proceeding, or
         (iv) shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Lessee or any material part of its properties;

                          (5)     If within ninety (90) days after the
                 commencement of any proceeding against the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of the Lessee of any trustee, receiver or liquidator of the Lessee or of any material part of its properties, such appointment shall not have been vacated;

                          (6) If this lease or any estate of the Lessee hereunder shall be levied upon under any attachment or execution, and such attachment or execution is not vacated within ten (10) days;

                          (7) The vacating or abandonment of the Premises by the Lessee; or

                          (8)     The discovery by the Lessor that any
                 financial statement given to the Lessor by the Lessee, any permitted assignee/sublessee of the Lessee, any successor in interest of the Lessee or any guarantor of the Lessee's obligations under this Lease is materially false.

 (9)     An assignment or sublease in violation of Paragraph 10 of this Lease.

                 B. Remedies. If any Event of Default should occur, without limiting the Lessor in the exercise of any right or remedy which the Lessor may have by reason of such Event of Default either under this Lease or at law or equity, then the Lessor may, at any time thereafter, with not less than twenty (20) days prior written notice or demand:

                          (1)     Terminate the right of the Lessee to
                 possession of the Premises by any lawful means, in which case this Lease shall terminate and the Lessee shall immediately surrender possession of the Premises to the Lessor. Upon a termination of the Lease under this remedy, the Lessee's right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears of rent and all other sums payable by the Lessee under this Lease (together with interest thereon at the rate set forth in Subparagraph C hereof if payable to the Lessor) and all costs and expenses incurred by or on behalf of the Lessor hereunder shall have been paid by the Lessee and/or any and all obligations, promises or covenants or any other Event of Default and all other breaches of this Lease by the Lessee at the time existing shall have been cured and fully remedied to the satisfaction of the Lessor. Absent a cure and upon a termination hereunder, the Lessor may recover from the Lessee:

       (a)      The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                                  (b)      The worth at the time of award of
                          the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Lessee proves could have been reasonably avoided;

                                  (c)      The worth at the time of award of
                          the amount by which the unpaid Rent for the balance of the Initial Term or an Extended Term after the time of award exceeds the amount of such Rent loss that the Lessee proves could be reasonably avoided; and

                                  (d)      Any other amount necessary to
                          compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                                  The "worth at the time of award" of the
                          amounts referred to in Subparts (a) and (b) of Sub-Subparagraphs B(1) above is computed by allowing interest at the rate set forth in Subparagraph C. The "worth at the time of award" of the amount referred to in Subpart (c), Sub-Subparagraphs B(2) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

                          (2) Maintain the Lessee's right to possession, in which case this Lease shall continue in effect whether or not the Lessee shall have abandoned the Premises. In such event, the Lessor shall be entitled to enforce all of the Lessor's rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.

                          (3) Pursue any other remedy now or hereinafter available to the Lessor under the laws or judicial decisions of the State of California.

                 C. Interest and Late Charges. Every installment of Rent and every other payment due hereunder from the Lessee to the Lessor which shall not be paid within ten (10) days after the same shall have become due and payable shall bear interest at the rate of twelve percent (12%) per annum, but in no event greater than the highest rate then legally permitted, form the date that the same became due and payable and until paid, whether or not demand be made therefor. The Lessee acknowledges that late payment by the Lessee to the Lessor of Rent will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from the Lessee is not received by the Lessor when due, the Lessee shall pay to the Lessor an additional sum equal to six percent (6%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Lessor will incur by reason of late payment by the Lessee. In no event shall the operation of this Subparagraph cause the Lessor to accept a sum greater than the highest rate of interest then allowed in the State of California. Any sum accepted as a late charge or interest which is later shown to have violated the usury laws of the State of California shall be applied to future Rent obligations of the Lessee, if any, and if none, returned to the Lessee without interest. Acceptance of interest or any late charge shall not constitute a waiver of the default of the Lessee with respect to the overdue amount, or prevent the Lessor from exercising any of the other rights and remedies available to the Lessor under this Lease or at law or equity.

                 D. No Termination Without Election by the Lessor. Even though the Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as the Lessor does not terminate the rights of the Lessee to possession, and the Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it become due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of the Lessor to protect its interest under this Lease shall not constitute a termination of the Lessee's right to possession.

                 E. Remedies Not Exclusive. The remedies provided for in this Lease are in addition to any other remedies available to the Landlord at law, in equity, by statute or otherwise.

                 F. The Lessor's Right to Cure Defaults. All agreements and provisions to be performed by the Lessee under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of Rent. If the Lessee shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by the Lessor, the Lessor may, but shall not be obligated to do so, and without waiving or releasing the Lessee from any obligations of the Lessee, make any such payment or perform any such other act on the Lessee's part to be made or performed as in this Lease provided. All sums so paid by the Lessor and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to the Lessor on demand, and Lessor shall have (in addition to any other right or remedy of the Lessor) the same rights and remedies in the event of non-payment thereof by the Lessee as in the case of default by the Lessee in the payment of Rent.

         12. DEFAULT BY THE LESSOR. The Lessor shall not be in default unless the Lessor fails to perform obligations required of the Lessor within thirty (30) days after written notice by the Lessee to the Lessor and to the holder of any first mortgage or deed of trust covering the Premises (whose name and address will be provided to the Lessee upon written request), specifying therein the alleged failure to the Lessor to perform such obligation. Furthermore, if the nature of the obligation of the Lessor is such that more than thirty (30) days are required to affect a cure, then the Lessor shall not be in default if the Lessor commences such cure within such thirty (30) day period and thereafter prosecutes such cure to completion.

         13. TERMINATION OF LEASE; FORFEITURE OF PROPERTY; CONDITION. Lessee agrees that as at the termination of this Lease or repossession of the leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Lessee not removed by such date shall, at the option of the Lessor, irrevocably become the sold property of Lessor. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Paragraph. Lessee acknowledges Lessor's need to relet the leased Premises upon termination of this Lease or repossession of the leased premises and understands that the forfeitures and waivers herein are necessary to aid said reletting, and to prevent Lessor incurring a loss for inability to deliver the property to a prospective

Lessee.

         In addition, upon such termination of the Lease, the Lessee shall deliver up to Lessor peaceable possession of the Premises and improvements in the same condition as received, including proper site clearance and removal if requested by Lessor, free and clear of any and all hazardous waste, material, substance and violations of law.

         Not less than one year prior to the termination date of this Lease, Lessor shall notify Lessee of Lessors intention to have the premises demolished and the property returned to Lessor in the same state it was delivered to Lessee or to have the premised remain in place. Should demolition be requested, the cost of demolition shall be at the sole expense of the Lessee.

         14. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases.

         15. COSTS AND FEES OF LITIGATION. In the event that the Lessor should institute any suit against Lessee for violation of any of the covenants or conditions of this Lease or for recovery of possession of the Premises, or should the Lessee institute suit against Lessor for violation of any of the covenants or conditions of this Lease, or should either party intervene in any action or proceeding in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party shall be entitled to the reasonable fees of its attorneys, as determined by the adjudicatory authority hearing the matter and taxes as part of the costs thereof. Arbitration provided for by this Lease is included within the scope of this Paragraph 15.

         16. CERTIFICATES. Lessor and Lessee shall, without charge, at any time and from time to time, within ten (10) days after receipt of written request, deliver a duly executed and acknowledged written instrument to the requesting party or to any other person, firm or corporation specified in the request, certifying:

                 (a) That this Lease is unmodified and in full force and effect, or, if there has been any modification, that it is in full force and effect as modified in the manner stated in such document;

                 (b) That Lessee is not in default under the terms of this Lease, or, if in default, the details thereof;

                 (c) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease and any modification thereof upon the part of Lessor or Lessee, to be performed or complied with, and, if so, specifying the same; and

                 (d) The dates to which the net rent, additional rent (if any) and other charges hereunder have been paid.

         Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Premises, or by any prospective purchaser or encumbrance of the leasehold estate, or other party to whom the instrument is directed.

         17. ARBITRATION. Wherever arbitration is provided for in this Lease, it shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The decision of the arbitrator(s) shall be final, binding and non-appealable and may be entered as a judgment in any court of competent jurisdiction. Either party shall have the right to specifically enforce this Paragraph 17 in order to compel an arbitration as required by the terms of this Lease, and the failure of the opposing party to agree to such arbitration shall render such party liable as a material default under this Lease for all damages proximately caused by the failure to so agree.

         Following a receipt of a list of proposed arbitrators from AAA, the parties shall have ten (10) days within which to reject any arbitrator deemed objectionable, failing in which the right to reject arbitrators shall be deemed waived. To the extent consistent with the rules, the arbitration hearing shall be set within ninety (90) days after the selection of the arbitrator(s) in Stanislaus County. Each party shall have the right to pre-arbitration discovery pursuant to the rules set forth in California Code of Civil Procedure
Section 2016 through 2037. The arbitrator(s) shall render this award within thirty (30) days after conclusion of the hearing. The arbitrator(s) shall be entitled to award the prevailing party in such arbitration, reasonable attorneys' fees, cost of arbitration filing, fees or the arbitrator(s), costs of the reporter's transcript and expert witness fees.

         18. QUIET ENJOYMENT AND WARRANTIES OF TITLE. Lessor warrants that so long as Lessee is not in default hereunder Lessee shall have the quiet enjoyment of the Premises throughout the term of this Lease, including any extended term, without let or hindrance on the part of Lessor, and Lessor will warrant and defend Lessee in the peaceful and quiet enjoyment of the Premises against all persons claiming through Lessor.

         19.     EMINENT DOMAIN.

                 A. Definitions. The following definitions shall apply in construing provisions of this Lease relating to a taking of or damage to all or any party of the premises or improvements or any interest in them by eminent domain or inverse condemnation:

                          (1) "Taking" means the taking or damaging, including severance damage, by eminent domain or by inverse condemnation or by any public or quasi-public use under any statute. The transfer for title may be either a transfer resulting from the recording of a final order or condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnations are pending. The taking shall be considered to take place as of the later (a) the actual date physical possession is taken by the condemnor, or (b) the date on which the right to compensation and damages accrues under the law applicable to the premises.

                          (2) "Improvements" means all products of skill artifact, plan or design for construction on, modification of, or planned use of existing structures, natural or cultivated or earth contours on the premises including, but not limited to, buildings, structures, fixtures, fences, utility installments, excavations, surfacing, ornamental trees, bushes, vines and other plants or shrubbery, whether occurring on the premises naturally or placed by human design or effort, and whether coming into being on the premises before or after commencement of the term; landscaping, ground cover, and artistic and ornamental components of any of the above.

                          (3) "Notice of intended taking" means any written notice expressing an existing intention of taking, as distinguished from a mere preliminary inquiry proposal and that contains a description or map of the taking reasonably defining the extent of the taking, including, the service of a condemnation summons and complaint on a party to this Lease. The notice is deemed given when actually received by a party to this Lease from the condemning agency or entity.

                          (4) "Award" means compensation paid for the taking whether pursuant to judgment or by agreement or otherwise.

                 B. Notice. The party receiving any notice of the following specified kind shall promptly give the other party notice of the receipt, contents, and date of the notice received:

                          (1)     Notice of intended taking;

                          (2) Service of any legal process relating to condemnation of the premises of improvements;

                          (3) Notice in connection with any proceeding or negotiations with respect to such a condemnation; or

                          (4) Notice of intent or willingness to make or negotiate a private purchase, sale, or transfer, in lieu of condemnation.

                 C. Right to Representation. Lessor, Lessee, and all persons and entities holding under Lessee, shall each have the right to represent his or its respective interest at each proceeding or negotiation with respective interest at each proceeding or negotiation with respect to a taking or intended taking and to make full proof of his or its claim. Not agreement, settlement, sale or transfer to or with the condemning authority shall be made without the consent of Lessor and Lessee. Notwithstanding the above, Lessor shall have no right of representation where the taking only applies to the improvements.

         Lessor and Lessee each agree to execute and deliver to the other any instructions that may be required to effectuate or facilitate the provisions of this Lease relating to condemnation.

                 D. Condemnation by Eminent Domain. In the event of condemnation by eminent domain (or any similar law authorizing the involuntary taking of private property, which shall include a sale in lieu thereof to a public body, quasi-public or other authority to entity legally endowed with such power) of a portion or all of the Premises, the respective rights and obligations of the parties hereto shall be as follows:

                          (1) If the portion condemned and taken is not a Substantial Portion, defined below) of the Premises, or in the event a substantial Portion is taken but Lessee does not terminate this Lease as allowed by subparagraph (b) hereof, then Lessee shall reconstruct the remainder of the Premises so as to constitute an architectural unit, if any portion but less than all of a building is taken, and/or to an integrated plan of development for the remaining parcel, in the event an entire building or land other than land upon which a building is taken. All awards (other than any award based upon a taking of Lessee's fixtures and equipment) shall be paid as follows:

                          (a)     Subject to the rights of any Leasehold

         Mortgagee, there shall be held by Lessee and applied to the cost of repair and restoration an amount sufficient for the cost of such repair and restoration required by this paragraph;

                          (b) Next, there shall be paid pro rata to Lessor and Lessee the value of the land, as unimproved land exclusive of improvements and the improvements so taken.

                          (c) In the event of such condemnation and taking, the rental shall be reduced by an amount equal to that proportion of such rent which the value of the law and improvements so taken shall bear to the value of all of the Premises and the improvements thereon. In the event that the parties cannot agree upon the allocation of the award or reduction of the rental, or if there is a dispute under any of the other provisions of this subparagraph (1), the same shall be determined by arbitration.

                          (2) Notwithstanding the above, Lessee will be relieved of its obligation to repair or reconstruct improvements taken during the final twenty (20) years of the term of the Lease if:

                                  (a)  The work of repair or reconstruction
                          would constitute a "major" repair or alteration as defined in the provisions of this Lease relating to maintenance, repair and alteration of improvements;

                                  (b)  Within sixty (60) days after Lessee
                          receives notice of intent of taking, Lessee given Lessor notice of election to claim the relief; and

 (c)  Lessee is not otherwise in monetary default under the terms of this Lease.

         If the conditions described herein are met, the award shall be apportioned as described in subparagraph (3) below. If all the foregoing conditions for relief are satisfied, the cost of such repair or reconstruction shall be deducted from Lessee's share of the award and paid to any Leasehold Mortgagee demanding it by notice within twenty (2) days after Lessee's notice of election, and otherwise to Lessor.

                          (3) In the event that a Substantial Portion of the Premises is taken, the Lessee shall have the option by written notice to Lessor within sixty (60) days of such taking to terminate this Lease, in which event this

         Lease shall terminate and all awards shall be paid in the following order:

                          (a) The Leasehold Mortgagee shall receive all sums due under any note executed by Lessee secured by a leasehold deed of trust only after the Lessor's Fee Mortgagee or Beneficiary, if any, received its sums due under any note executed by Lessor, secured by a senior deed of trust on the Premises;

                          (b) Next, there shall be paid pro rata to Lessor and Lessee the value of the land and improvements so taken;

                          (c) In the event of any dispute as to the allocation of award or of any other dispute under any of the provisions of this subparagraph (3), the same shall be determined by arbitration.

                          (4) A "Substantial Portion" of the Premises shall mean five percent (5%) or more of the square footage of the Premises as originally comprised or a lesser portion indispensable to Lessee's operations.

                          (5) If all or any portion of the Premises and any building located thereon shall be taken by the exercise of the right of eminent domain for governmental occupancy for a limited period, this Lease shall not terminate and Lessee shall continue to perform and observe all of its obligations hereunder as though the taking had not occurred, except to the extent that it may be prevented from so doing by reason of such taking. Lessee, however, shall in no event be excused from the payment of rent, and all other sums and charges required to be paid by Lessee under this Lease. In the event of such a temporary taking, Lessee shall be entitled to received the entire amount of any award made for such taking (whether paid by way of damages, rent or otherwise) and Lessor hereby assigned such award to Lessee, unless the period of governmental occupancy extends beyond the termination of the then existing term of this Lease, in which case the award shall be apportioned between Lessor and Lessee as of the date of such termination and, in such apportionment, Lessor shall receive the full amount, if any, of any portion of the award which represents the cost of restoration at the termination of any such governmental occupancy. Lessee covenants that at the termination of any such governmental occupancy, it will, at its sole cost and expense, restore the building as nearly as may be reasonably possible to the condition in which the same was prior to such taking. However, Lessee shall not be required to do such restoration work if on or prior to the date of such termination of governmental occupancy, the term of this Lease shall have terminated or if such date of termination of governmental occupancy shall occur less than three (3) years prior to the termination of the initial term of this Lease, in which event the award shall be allocated under the provisions of paragraph (b) hereof.

                          Notwithstanding the above, if a portion of the
                 Premises indispensable to Lessee's operations is taken by the right of eminent domain for governmental occupancy for a limited period, Lessor and Lessee shall treat the taking as a taking of a Substantial Portion.

                 E. Early Delivery of Possession. Lessee may continue to occupy the premises and improvements until the condemnor takes physical possession. However, at any time following notice of intended total taking, or within the time limits specified to delivering possession in the provision on substantial taking, Lessee may elect to deliver possession of the premises before actual taking. The election shall be made by notice declaring the election and covenanting to pay all rents required under this Lease to the date of taking. Lessee's right to a portion of or compensation from an award shall then accrue as of date that Lessee goes out of possession.

         20. NOTICES. Any communication required under this Lease shall be in writing, and shall be effective (a) when delivered in person to the recipient named below, (b) one day after timely deposit with a responsible overnight courier to the recipient named below, or (c) three days after deposit with the U.S. Postal Service, postage prepaid, certified mail, return receipt requested:

                 Lessor:          RANDALL AND SUSAN STEELE
                                  442 Weyer Road
                                  Modesto, CA 95351

                 Lessee:          STANISLAUS BREWING COMPANY, INC.
                                  3454 Shoemake
                                  Modesto, CA 95355
                                  Attn:  Garith Helm

         Either party may, by notice as provided in this paragraph, require subsequent notices to be given to another person or to a different address.

         21.     ENCUMBRANCE OF LEASEHOLD

                 A. Encumbrance Subject to Conditions. Lessee may without the prior consent of Lessor at any time or from time to time during the term of this Lease, mortgage or otherwise encumber its interest in this Lease, in the leasehold estate created hereunder, and/or the buildings and improvements thereon upon and subject to the following conditions:

                          (1)     No deed of trust, mortgage or other
                 encumbering instrument (collectively "Leasehold Mortgage") shall extend to or otherwise affect the fee, reversionary interest or estate of Lessor in and to the Premises. The Leaseholder Mortgage and all rights acquired under it shall be subject to each and all of the covenants, conditions and restrictions stated in this Lease and to all rights and interests of Lessor, except as otherwise provided in this Lease. Should there be any conflict between the provisions of the Lease and of any Leasehold Mortgage executed by Lessee, the provisions of this Lease shall control.

                          (2) Either prior to or concurrent with the recordation of the Leasehold Mortgage, Lessee shall cause a fully conformed copy thereof and of the note secured thereby to be delivered to Lessor together with a written notice containing the name and post office address of the mortgagee, trustee, beneficiary or other holder of the beneficial interest in the Leasehold Mortgage (collectively "Leasehold Mortgagee").

                          (3) Lessor Agrees that it will not terminate this Lease because of any default or breach by Lessee if the Leasehold Mortgagee, or the trustee under such Leasehold Mortgage, within ninety (90) days after service of written notice on the Leasehold Mortgagee by Lessor of Lessor's intention to terminate this Lease for such breach or default, shall:

                                  (a)      (i)  Cure any monetary breach or
                          default specifically including, but not limited to, the payment of rent or commence diligent performance of curative measures of any breach not curable within the ninety (90) day period; (ii) diligently take any action to obtain possession of the leasehold estate (including possession by receiver) and to cure such default or breach in the case of default or breach which cannot be cured unless and until the Leasehold Mortgagee has obtained possession; or, if the default or breach is not so curable, commence and thereafter pursue to completion the steps and proceedings for foreclosure by sale, or by exercise of power of sale under the Leasehold Mortgage, of the leasehold estate. In the event Lessee cures such breach or default, the Leasehold Mortgagee shall not be required to continue any action for possession or any foreclosure action; and

                                  (b)      Keep and perform all of the
                          covenants and conditions of this Lease requiring the payment of expenditure of money by the Lessee until such time as the leasehold estate created hereunder shall be sold upon foreclosure, or by the exercise of a power of sale, or shall be released or reconveyed under the Leasehold Mortgage; provided, however, that if the Leasehold Mortgagee shall fail or refuse to comply with the conditions of this Paragraph, then Lessor shall be released from the covenants of forbearance herein contained with respect to such breach of default.

                                  (c)      Notwithstanding the above, in the
                          event Leasehold Mortgagee completes the foreclosure proceedings mentioned above, Leasehold Mortgagee shall have the right to sublet or assign its interest in the leasehold estate without the prior consent of Lessor.

                          4. If for any reason the Leasehold Mortgagee cannot complete the foreclosure proceedings mentioned above, Lessor agrees, if requested by Leasehold Mortgagee, should the Lease be terminated prior to the expiration of the term thereof for any reason, to immediately thereafter enter into a new Lease with the Leasehold Mortgagee upon the same rental and other terms and conditions as in the original Lease; provided, however, that as a condition to Lessor's obligation to enter into any such lease, subject to the provisions of Paragraph 21(F) deferring the payment of rent, all defaults under the original Lease must be remedied and Lessor must be compensated for all reasonable expenses, including attorneys' fees incident to the execution and delivery of such new lease. If the parties cannot agree as to the reasonableness of such expenses, then the matter shall be submitted to arbitration before an arbitrator to be mutually agreed upon, or in lieu of such agreement, by an arbitrator appointed by the Presiding Judge of the Stanislaus Superior Court at the request of either party. The term of such new lease shall be equal to the unexpired term of the original Lease. The new lease shall be subject to all existing subleases under which the sublessees are not in default. Any such new lease as herein contemplated may, at the option of the Leasehold Mortgagee and with the Lessor's prior written consent, which consent shall not be unreasonably withheld, be executed by a nominee or assignee of the Leasehold Mortgagee without the

         Leasehold Mortgagee assuming the obligations of Lessee thereunder, so long as said nominee or assignee does assume such obligation. Notwithstanding anything to the contrary expressed or implied in the Lease or in any deed of trust executed by Lessor, any new lease made pursuant to this paragraph shall be prior to any mortgage, deed of trust, or other lien or encumbrance on the fee title to the real property created by lessor, and shall be accompanied by a conveyance of title to the improvements (free of any mortgage, deed of trust, lien or encumbrance created by Lessor for a term of years equal to the term of the new lease), but said conveyance shall be subject to all the terms of the new lease, including the reversionary rights of lessor to said improvements. Nothing herein contained shall be deemed to impose any obligations on the part of Lessor to deliver physical possession of the property to the Leasehold Mortgagee or its nominee or assignee.

                 B. Lessor's Consent. As to any Leasehold Mortgage, Lessor hereby consents to terms that provide (i) for an assignment of Lessee's share of the net proceeds from any award or other compensation resulting from a total or partial (other than temporary) taking of the Premises by condemnation,
(ii) for the entry of the Leasehold Mortgagee upon the Premises during business hours, with reasonable notice to Lessor or Lessee, to view the state of the Premises, (iii) that a default by Lessee under this Lease shall constitute a default under the Leasehold Mortgage, (iv) for an assignment of Lessee's right, if any, to terminate, cancel, modify, change, supplement, alter or amend this Lease, (v) for an assignment of any sublease to which the Leasehold Mortgage is subordinated, and (vi) effective upon any default in any such Leasehold Mortgage, (1) for the foreclosure of the Leasehold Mortgage pursuant to a power of sale, by judicial proceedings or other lawful means and the subsequent sale of the leasehold estate to the purchaser at the foreclosure sale and a sale by such purchaser if the purchasers is the Leasehold Mortgagee, (2) for the appointment of a received, irrespective of whether the Leasehold Mortgagee accelerates the maturity of all indebtedness secured by the Leasehold Mortgage,
(3) for the right of the Leasehold Mortgagee or the receiver to enter and take possession of the Premises to manage and operate the same and to collect the subrentals, issues and profits therefrom and to cure any default under the Leasehold Mortgage or any default by Lessee under this Lease, and (4) for an assignment of Lessee's right, title and interest in and to any deposit of cash, securities or other property which may be held to secure the performance of covenants, conditions and agreements contained in this Lease, the premiums for or dividend upon any insurance provided for the benefit of any Leasehold Mortgagee or required by the terms of this Lease, as well as in all refunds or rebates of taxes or assessments upon or other charges against the Premises, whether paid or to be paid.

                 C. No Voluntary Surrender of Lease. For the benefit of the holder of any Leasehold Mortgage, Lessor agrees not to accept a voluntary surrender of this Lease at any time while such Leasehold Mortgage shall remain a lien on the leasehold.

                 D. Notification of Default. Lessor shall send to any Leasehold Mortgagee by certified or registered mail a notice of any default by Lessee under this Lease at the same time as and whenever any such notice of default shall be given by Lessor to Lessee, addressed to such Leasehold Mortgagee as the address last furnished to Lessor. No notice by Lessor shall be deemed to have been given unless and until a copy thereof shall have been so given to such Leasehold Mortgagee. Lessee irrevocably directs that Lessor accept, and Lessor agrees to accept, performance and compliance by any such Leasehold Mortgagee of and with any term, covenant, agreement, provisions, condition or limitation on Lessee's part to be kept, observed or performed hereunder with the same force and effect as though kept, observed or performed by Lessee.

                 E. No Prior Consent. The prior written consent of Lessor shall not be required for:

                          (1) A transfer of this Lease at foreclosure sale under the Leasehold Mortgage, under judicial foreclosure or by an assignment in lieu of foreclosure; or

                          (2) Any subsequent transfer by the Leasehold Mortgagee if the Leasehold Mortgagee is the purchaser at such foreclosure sale; provided that in either such event the Leasehold Mortgagee forthwith gives notice to the Lessor in writing of any such transfer, setting forth the name and address of the transferee, the effective date of such transfer and including the express agreement of the transferee assuming and agreeing to perform all of the obligations of this Lease, together with a copy of the document by which such transfer was made. Any such transferee shall be liable to perform the obligations of the Lessee under this Lease only so long as such transferee holds title to the leasehold, provided that upon any conveyance of title, such transferee expressly assumes and agrees to perform all of the obligations of this Lease. Any subsequent transfer of the leasehold shall be subject to the conditions relating to assignment as set forth in this Lease.

                 F. Deferral of Rent. If Lessee defaults under the terms of any Leasehold Mortgage or similar secured transaction and the Leasehold Mortgagee acquires Lessee's leasehold estate, whether by exercising its power of sale, by judicial foreclosure or by an assignment in lieu of foreclosure or of exercise of power of sale, Lessor agrees to defer the receipt of the rents falling due during the three (3) months following the Leasehold Mortgagees' acquisition conditioned on the following:

                          (1)     Payment of all taxes assessments and
                 insurance premiums required by this Lease to be paid by Lessee are current or are brought current by Leasehold Mortgagee and are kept current by Leasehold Mortgagee;

                          (2) Payment of all utility charges are current or are brought current and are kept current;

                          (3) Leasehold Mortgagee performs all of Lessee's obligations for maintaining the Premises and leasehold improvements in good order and repair; and

                          (4) All income and rents from the operation of the Premises or leasehold improvements are held by Leasehold Mortgagee in trust for Lessor.

         Leasehold Mortgagee shall within sixty (60) days of the expiration of said three (3) months period cure any rent defaults of Lessee and pay in full the rents deferred for the three (3) month period following the Leasehold Mortgagee's acquisition.

                 G. Recorded Request for Notice of Default. Upon and immediately after the recording of the Leasehold Mortgage, Lessee, at Lessee's expense, shall cause to be recorded in the office of the County Recorder of the county in which the Premises is located, a written request duly executed and acknowledged by Lessor for a copy of any notice of default and of any notice of sale under the Leasehold Mortgage as provided by the statutes of the State of California.

                 H. No Merger. In the event that the title to Lessor's estate and to Lessee's estate shall be acquired by the same person, firm or entity, other than as a result of termination of this Lease, no merger shall occur if the effect of such merger would impair the lien of any Leasehold Mortgage.

                 I. Delivery of Documents. Lessor agrees that, upon request of the Leasehold Mortgagee, it will execute and deliver to any person, firm or entity a certificate stating that this Lease is in full force and effect and that the documents creating or evidencing the leasehold estate are true and correct copies and not incomplete, provided that such be the case.

                 J. Insurance. Lessor agrees that any policy of hazard insurance in favor of Lessor shall contain an endorsement waiving the insurer's right of subrogation or as against the Leasehold Mortgagee and Lessee.

                 K. Modification of Lease. (1) Should Lessee allow any encumbrance pursuant to this Paragraph 21, Lessor and Lessee agree they will not modify this Lease in any way without the prior written consent of the beneficiary of such encumbrance; (2) In the event that in connection with any financing or refinancing of the leasehold estate by Lessee any Leasehold Mortgagee requests any changes or additions to this Lease, Lessor and Lessee shall amend this Lease to include such changes or additions provided that such changes or additions do not impair Lessor's rights hereunder, materially increase Lessor's obligations hereunder or decrease the value of this Lease.

         2.      SUBORDINATION.

                 A. Subordination. This Lease, at Lessor's option, shall be subordinate to any mortgage, Deed of Trust, or any other hypothecation for security now or hereafter placed upon the real property of which the leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, or trustee shall elect to have this lease prior to the lien of its mortgage or Deed of Trust, and shall give written notice thereof to Lessee, this lease shall be prior or subsequent to the date of said mortgage or Deed of Trust or the date of recording thereof.

                 B. Execution of Documents. Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to any lien of any mortgage or Deed of Trust, as the case may be so long as Lessee receives reasonable written assurance of non-disturbance, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead to do so.

                 It is understood by all parties, that Lessee's failure to execute the subordination documents referred to above may cause the Lessor serious financial damage by causing the failure of a financing or sale transaction.

                 Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

         23. RIGHT OF FIRST REFUSAL TO BUY. Lessor hereby grants to Lessee the exclusive right, at Lessee's option, to purchase fee title to the Premises at any time during the term of this Lease upon the same terms and conditions and at the same price as any bona fide offer which Lessor desires to accept for the purchase of fee title to the Premises received by lessor. Upon receipt of a bona fide offer which is acceptable to Lessor and each time any such offer is received, Lessor shall modify Lessee in writing, by certified or registered mail, of the full details of such offer, including price, terms, length of escrow, warranties of seller, and other terms and conditions, whereupon Lessee shall have thirty (30) days from the date of receipt of such notice in which to elect to exercise Lessee's right to purchase. No sale or voluntary transfer of the fee title to the Premises shall be binding unless and until the foregoing requirements are fully complied with. In the event Lessee elects to exercise its right to purchase as granted herein above, then Lessee may do so by notifying Lessor (or such accepted person or entity) in writing by certified mail of its acceptance within such thirty (30) day period. Lessee hereby acknowledges approval of soils report or other studies at the Commencement date of this Lease and agrees that said purchase shall be "as-is". Should Lessee decline to exercise its right of first refusal upon the presentation of the details of the offer to Lessee, then Lessor (or such excepted person or entity) shall be free to accept the offer of the said third party, provided that Lessor (or such excepted person or entity) shall have no right to grant any more liberal terms to the offeror than those first offered Lessee, and provided, further, that the sale transaction contemplated by said offer must be completed and title transferred to the offeror within six
(6) months of the date Lessee declined to exercise its right to purchase.

         24. BANKRUPTCY. If at any time during the term of this Lease there shall be filed by or against Lessee in any court pursuant to any statute either or the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:

                 A. Time Period. At all events any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within forty-five (45) days following the entry of an "Order for Relief".

                 B. Assumption; Assurances. On the event of an assumption of the Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Lessor for all pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

                 C. Lessor's Obligations. Where a default exists in the Lease, the trustee or debtor assuming the Lease may not require Lessor to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

                 D. Assignment by Trustee; Payment to Lessor. The debtor or trustee may only assign this Lease if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Lessor. Upon assignment by the debtor or trustee the obligations of the Lease shall be deemed to have been assumed and the assumptor shall execute an assignment agreement on request of Lessor.

                 E. Lessor's Consideration. The Lessor shall be entitled to the fair market value for the Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

                 F. Lessor's Remedies. Lessor specifically reserves any and all remedies available to Lessor in Paragraph 11 hereof or at law or in equity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

         25.     MISCELLANEOUS.

                 A. Further Execution of Documents. The parties will at any time, at the request of either one, promptly execute and acknowledge duplicate originals of an instrument, in recordable form, which will constitute a short form of Lease, setting forth a description of the Premises, the term of this Lease, and any other portions thereof, excepting the rental provisions, as either party may request and shall execute other documents reasonably requested, such as estoppel certificates or other items requested.

                 B. Cumulative Rights. Each and all of the various rights, power, options, recourses and remedies of Lessor and Lessee contained or provided for in this Lease shall be construed as cumulative and no one of them as exclusive of the other, or as exclusive of any remedies allowed by law.

                 C. Enforcement Delay. No delay of Lessor or Lessee in enforcing any right, remedy, privilege or recourse accorded to

Lessor or Lessee either by the express terms hereof by law, shall affect, diminish, suspend or exhaust any of such rights, remedies, privileges or recourse.

                 D. Inurement. Subject to the provisions of this Lease relating to assignment, each and all of the covenants, agreements, obligations, conditions and provisions of this Lease shall inure to the benefit of and shall bind (as the case may be) not only the parties hereto, but each and all of the heirs, executors, administrators, successors and assigns for the respective parties hereto, or any of them; and whenever and wherever a reference is made to Lessor, or to Lessee, such reference shall be deemed to include the respective heirs, administrators, executors, successors and assigns of Lessor or Lessee, as the case may be; and all of the promises, covenants, agreements, obligations, conditions and provisions contained in this Lease shall be construed to be and as, covenants running with the land.

                 E. Language of Lease. The language in all parts of this Lease shall in all cases be construed as a whole and simply according to its fair meaning and not strictly for nor against either Lessor or Lessee, and the construction of this Lease and any of its various provisions shall be unaffected by any claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of either party.

                 F. California Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

                 G. Table of Contents and Paragraph Headings. The table of contents at the beginning of this Lease and the Paragraph headings are for convenience only and are not a part of this Lease, and do not in any way limit or amplify the terms and provisions of this Lease.

                 H. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

                 I. Sublessee. Any act required to be performed by Lessee pursuant to the terms of this Lease may be performed by any sublessee occupying all or any part of the Premises and the performance of such act shall be deemed to be performed by Lessee and shall be acceptable as Lessee's act by Lessor.

                 J. Entire Agreement. This Lease contains all agreements of the parties with respect to any matter mentioned herein. This Lease may be modified in writing only, signed by the parties.

                 K. Waiver of Provisions. No waiver of Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                 L. Month to Month Tenancy. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof or any extension thereof, with the consent of Lessor, such occupancy shall be a tenancy from month to month at a rental calculated by the same method used to determine the final monthly rent during the term hereof, plus all other charges payable hereunder, and upon all of the terms hereof.

                 M. Covenants and Conditions of Lease. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

                 N. Right of Entry. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times during business hours for the purposes of inspecting the same or showing the same to prospective purchasers. Lessor may at any time during the last year of the term or this Lease place on or about the Premises any ordinary "For Sale" signs, and the same shall be without rebate of rent or liability to Lessee.

                 O. In the Event of a Sale. The terms "Lessor" as used herein means the owner of the Premises for the time being only. If, during the term of this Lease, Lessor shall sell its interest in the Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharged from any and all obligations and responsibility under this Lease, except those already accrued.

                 P. Time is of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

                 Q. Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Lessee shall, within thirty (30) days after execution of this Lease, deliver to

Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                 R. Waiver of California Code Sections. Lessee waives (for itself and all persons claiming under Lessee) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the leased Premises, Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by condemnation as herein defined. This waiver applies to future statues enacted in addition or in substitution to the statutes specified herein.

                 S. Relationship of Parties. It is not the intention of the parties to form a partnership or joint venture and nothing contained in this Lease shall be deemed or construed by the parties or any third party to be a partnership or joint venture agreement.

                 T. Preparation and Submissions of Draft. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has bene received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligations to the other.

                 U. Commission. Lessor shall pay a leasing commission in the amount of $53,100.00, to be paid fifty percent (50%) to Paul M. Zagaris, Inc. Realtor and Bob Wood Associates, to be payable in accordance with a separate Commission Agreement executed concurrently herewith between Lessor and Realtor. Both parties warrant that there are no other commissions or fees to be paid herewith, and hereby agree to indemnify the other against any cost, liability, or attorneys' fees incurred as a result of any third party making such a claim for a commission or finder's fees resulting from this transaction, not expressly provided for in this Lease.

                 V. Exhibits. All exhibits referred to are attached to this Lease, incorporated by reference, and referenced below:

                 Exhibit "A"               Premises

                 Exhibit "B"               Plans and Specifications

                 Exhibit "C"               Parcel Map

                 Exhibit "D-1"             Letter from Sidney A. Israels

                                           Dated:  December 30, 1987

                 Exhibit "D-2"             Letter from Stan T. Yamamoto
                                           Dated: January 6, 1988

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                 "LESSOR"

                                   /s/ RANDALL LYLE STEELE
                                  ------------------------------
                                  RANDALL LYLE STEELE

                                   /s/ SUSAN STEELE
                                  ------------------------------
                                  SUSAN STEELE


                                  "LESSEE"

                                  STANISLAUS BREWING COMPANY, INC.
                                  A California Corporation

                                  By: /s/ GARITH HELM
                                     ---------------------------
                                           Garith Helm
                                           President

                           AMENDMENT TO GROUND LEASE

The progress thus far regarding construction of the St. Stan's Brewery is satisfactory and fulfills my requirements regarding the lease to this date. All other terms and conditions as identified in the lease shall remain in full force.

I also extend the completion date of paragraph 3 d to read:

"the Lessee's Improvements shall be completed on or before January 1, 1991."


                                  "LESSOR"

                                   /s/ RANDALL LYLE STEELE
                                  ------------------------------
                                  RANDALL LYLE STEELE

                                  "LESSEE"


                                  ------------------------------

                                  STANISLAUS BREWING CO., INC.
                                  A California Corporation

                                  By:  /s/ GARITH HELM
                                     ---------------------------
                                           Garith Helm
                                  its President